UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2015

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On May 4, 2015, AT&T closed its sale of $3,000,000,000 principal amount of its 2.450% Global Notes due 2020 (the “2020 Notes”), $2,750,000,000 principal amount of its 3.000% Global Notes due 2022 (the “2022 Notes”), $5,000,000,000 principal amount of its 3.400% Global Notes due 2025 (the “2025 Notes”), $2,500,000,000 principal amount of its 4.500% Global Notes due 2035 (the “2035 Notes”), $3,500,000,000 principal amount of its 4.750% Global Notes due 2046 (the “2046 Notes” and, together with the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2035 Notes, the “Fixed Rate Notes”) and $750,000,000 Floating Rate Global Notes due 2020 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”) pursuant to the Underwriting Agreement, dated April 23, 2015 (the “Underwriting Agreement”), between AT&T and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as the representatives of the several Underwriters. The Notes were issued pursuant to that certain Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-187350) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement, the form of Note and the opinion of our General Counsel as to the validity of the Notes are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

1.1	Underwriting Agreement, dated April 23, 2015

4.1	Form of 2.450% Global Note due 2020

4.2	Form of 3.000% Global Note due 2022

4.3	Form of 3.400% Global Note due 2025

4.4	Form of 4.500% Global Note due 2035

4.5	Form of 4.750% Global Note due 2046

4.6	Form of Floating Rate Global Note due 2020

5.1	Opinion of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc., as to the validity of the Notes

23.1	Consent of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc. (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: May 4, 2015	By:	/s/ Paul W. Stephens
Paul W. Stephens
Senior Vice President and Controller